SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


|X|  Filed by the Registrant
|_|  Filed by a party other than the Registrant

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              DBS INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|_|      No fee required
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                              DBS INDUSTRIES, INC.

                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055
                            Facsimile: (415) 380-8199
                      Website: http://www.dbsindustries.com


To the Stockholders of DBS Industries, Inc.:


     You are invited to attend the Annual Meeting of the Stockholders of DBS Industries, Inc. ("DBSI" or the "Company") which will be held on June 5, 2001, at 2:00 p.m. (PDT) at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941.

     The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read such material carefully.

     The Proxy Statement contains information about one nominee for election as Director, and an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock. The Board of Directors strongly recommends your approval of these proposals.

     We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. Alternatively, you may vote your shares by phone ( - - ). Please refer to your proxy card for voting instructions. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

                                   Sincerely,


April 23, 2001                     Fred W. Thompson
                                   Chairman and President




P.S. Please note that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

                              DBS INDUSTRIES, INC.

                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055
                            Facsimile: (415) 380-8199
                      Website: http://www.dbsindustries.com


                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 2001



     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DBS Industries, Inc., a Delaware corporation ("DBSI" or the "Company"), will be held on June 5, 2001, at 2:00 p.m. (PDT) at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes, which are more completely discussed in the accompanying Proxy Statement:

     1. To elect one director, to hold office for a three-year term ending at the Annual Meeting of Stockholders in 2004 and until his successor is elected and qualified;

     2. To approve an amendment to the Company's Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from Fifty Million (50,000,000) to One Hundred Million (100,000,000); and
          (ii) increase the number of authorized shares of Preferred Stock from Five Million (5,000,000) to Ten Million (10,000,000); and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on April 10, 2001, are entitled to notice of and to vote at the Annual Meeting of the Stockholders.

                                          By Order of the Board of Directors




April 23, 2001                            Fred W. Thompson
                                          Chairman and President



YOU ARE CORDIALLY INVITED TO ATTEND DBSI'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

                                 PROXY STATEMENT
                                       of
                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                          Mill Valley, California 94941
                            Telephone: (415) 380-8055



                     Information Concerning the Solicitation



     This Proxy Statement is furnished to the stockholders of DBS Industries, Inc. ("DBSI" or the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of the Stockholders (the "Meeting") to be held on June 5, 2001, at 2:00 p.m. (PDT), at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any and all adjournments thereof. Only stockholders of record on April 10, 2001, will be entitled to notice of and to vote at the Meeting.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each signed proxy received will be voted "FOR" the nominee for the Board of Directors, "FOR" the amendment to the Certificate of Incorporation, and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with DBS Industries, Inc. written notice of its revocation addressed to: Secretary, DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of his or her intention to vote in person.

     The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear.

     This Proxy Statement and form of proxy were first mailed to stockholders on or about April 23, 2001.

Record Date and Voting Rights

     The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, par value $0.0004, and 5,000,000 shares of Preferred Stock, par value $0.0004. As of April 10, 2001, ___________ shares of Common Stock were issued and outstanding, 25,899 shares of Series A Preferred Stock were issued and outstanding and 440 shares of Series B Preferred Stock were issued and outstanding. Each share of Common Stock shall be entitled to one vote on all matters submitted for stockholder approval, including the election of a director. Each share of Series A Preferred Stock is entitled to vote on each matter submitted to shareholders equal to the number of full shares of Common Stock to which each share of Series A Preferred Stock is convertible. As of April 10, 2001, the outstanding shares of Series A Preferred Stock were convertible into 450,894 Common Shares. No shares of Series B Preferred Stock are entitled to vote any matters submitted to shareholders. The record date for determination of stockholders entitled to notice of, and to vote at the Meeting, is April 10, 2001. The Company's Certificate of Incorporation does not provide for cumulative voting.

     One-third (1/3) of the outstanding shares of Common Stock of the Company entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. The Director shall be elected by a plurality of the votes of Common Shares and Series A Preferred Shares, voting as a group, present in person or represented by proxy at the Meeting and entitled to vote on the election of director. The amendment to the

Certificate of Incorporation must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock and Series A Preferred Shares, voting as a group, present in person or represented by proxy at the Meeting. Under Delaware law, abstentions and broker non-votes shall be counted for purposes of determining quorum. Broker non-votes, however, will not be counted for purposes of calculating voting power, but abstentions will be counted towards calculating voting power.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTOR

General Information

     The Company adopted staggered terms for its Board of Directors at the 1996 Annual Stockholders' Meeting. Directors of the first class served until the 1997 Annual Meeting of Stockholders. Directors of the second class served until the 1998 Annual Meeting of Stockholders, and directors of the third class served until the 1999 Annual Meeting of Stockholders. At the Meeting, stockholders will be asked to elect Mr. Michael T. Schieber as a second class director to serve until the 2004 Annual Meeting of Stockholders. Mr. Michael T. Schieber has been a director of the Company since December 1992.

Nominee for Director

     The nominee for director has consented to being named as nominee in this Proxy Statement and has agreed to serve as director if elected at the Annual Meeting. In the event that the nominee is unable to serve, the person named in the Proxy has discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that the nominee will be unavailable for election. The director who is elected shall hold office for three years, as set forth under Article VIII of the Company's Restated Certificate of Incorporation, or until his successor is elected and qualified.

     The following sets forth the person nominated by the Board of Directors for election as a director and certain information with respect to that person.

        Nominee                Age       Term
        -------                ---       -----

      Michael T. Schieber       61        2001-2004


     The Board has not nominated a candidate to fill H. Tate Holt's vacancy pending the conclusion of certain of the Company's financing and strategic activities.

Background of Nominee

     Michael T. Schieber has served as a Director of the Company since December 1992. From 1987 to December 1992, Mr. Schieber was the Managing Partner of Amador Telecommunications and since 1990 has been a partner in Columbia Communications, both investors in nation-wide paging licenses. Mr. Schieber also holds minority interests in two Illinois cellular telephone licenses. He retired from the Department of Fisheries with the State of Washington in May 1993 where he had served as a civil engineer since 1984. He is also a retired Air Force Major and Command Pilot. Mr. Schieber received an MA degree in International Relations and Government from the University of Notre Dame, a BS in Engineering from the Air Force Academy, and a BA in Business from The Evergreen State College.

Vote Required

     The plurality of votes of shares of Common Stock present in person or represented by proxy and entitled to vote on the election of the director is required to elect the nominee.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEE FOR THE ELECTION OF THE --- DIRECTOR

                                  PROPOSAL TWO

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                   INCREASING THE NUMBER OF AUTHORIZED SHARES

     The Board of Directors has concluded that it would be advisable to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000, and the authorized number of shares of Preferred Stock from 5,000,000 to 10,000,000.

     The amendment to the Certificate of Incorporation to increase the number of authorized shares of Common and Preferred Stock was presented to shareholders at the Company's 2000 Annual Meeting. While approximately 97% of the votes cast was in favor of the amendment, the resolution did not pass. This was because an amendment to the Company's Articles of Incorporation requires not only a majority of the voting shares, but also that such majority be in excess of 50% of the outstanding shares. In the vote at last year's annual shareholder meeting, 7,407,015 favorable votes were required to approve the amendment and 5,994,165 were received.

     The  availability  of  additional  share  capital is needed to provide  the
Company  with  sufficient   available   equity  to  complete   funding  for  the
construction and operations of its systems.

     The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, par value $0.0004, of which 19,704,331 were issued and outstanding as of March 15, 2001. Additionally, as of March 15, 2001, a total of 9,139,609 options and warrants were outstanding. The Company is currently authorized to issue up to 5,000,000 shares of Preferred Stock, par value $0.0004, of which 26,339 shares were issued and outstanding as of March 15, 2001. The proposed amendment will not change the number of outstanding shares, although, as a result of the proposed amendment, more shares will be available for future issuances.

Purpose and Effect of Amendment

     The proposed amendment will authorize sufficient additional shares of Common Stock and Preferred Stock to provide the Company the flexibility to make such issuances as may be necessary in order to complete financings, acquisitions or other corporate transactions and to issue shares in connection with the Company's stock option, stock purchase and other existing employee benefit plans.

     We intend to utilize additional equity to raise capital to build the NewStar System. The proposed amendment to the Certificate of Incorporation would facilitate the Company's ability to accomplish these goals and other business and financial objectives in the future without the necessity of delaying such activities for further stockholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. Future issuances of additional shares of Common Stock or securities convertible into Common Stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The availability for issuance of additional shares of Common Stock could discourage or make more difficult efforts to obtain control of the Company.

Company Commitments to Issue Stock

Common Stock

     In June 2000, the Company entered into an agreement permitting it to sell, under certain conditions, up to 4,500,000 shares of its Common Stock to Torneaux Ltd., a corporation organized in the Bahamas. In connection with this transaction, as of March 15, 2001, 147,582 shares of Common Stock and warrants to purchase 73,791 shares of Common Stock have been issued to Torneaux Ltd.

     In addition, as of March 15, 2001, the Company (1) has agreed to issue approximately $5,000,000 of shares of Common Stock to Alcatel Space Industries should it bring into effect a prime construction contract with Alcatel; (2) has outstanding options, warrants or other commitments to issue approximately 9,139,609 shares of Common Stock; and (3) is currently conducting private placements. Further, as previously discussed, the Company may issue equity securities to finance the construction of the NewStar System. However, the Company, at this time, has no intent, agreements, understandings or commitments to issue any equity securities in excess of which is currently authorized under the Company's Certificate of Incorporation.

Series A Preferred Stock

     During 2000, the Company received proceeds of $1,076,910 from the sale of an aggregate of 35,897 shares of Series A Convertible Preferred Stock in a private placement. As of March 15, 2001, 25,899 shares of Series A Preferred Stock remain outstanding, and these are convertible at the option of the shareholders into 450,894 shares of Common Stock. Holders of Series A Preferred Stock are entitled to receive, out of funds legally available, cumulative dividends of $1.50 per share. As of December 31, 2000, accrued dividends on Series A Preferred Stock totaled $31,510. The Company has the right to redeem the Series A Preferred Stock if the average trading price for the Common Stock is $6.00 or more for 20 consecutive days. The holders of Series A Preferred Stock may choose to convert their shares within 20 days of notice of the Company's intention to redeem the Series A Stock. The redemption price is $30 per share, plus any unpaid dividends. Each share of Series A Preferred Stock is entitled to vote on each matter submitted to shareholders equal to the number of full shares of Common Stock to which each share of Series A Preferred Stock is convertible.

Series B Preferred Stock

     On October 6, 2000, the Company received proceeds of $400,000 from the sale in a private placement of (1) 400 shares of Series B Convertible Preferred Stock, (2) warrants to purchase 83,660 shares of Common Stock with an exercise price of $1.052 per share and (3) warrants to purchase 83,660 shares of Common Stock with an exercise price of $1.434 per share. During the first 180 days following closing, the Series B Preferred Stock may not be converted; and the Company has the right to redeem these shares if the Company repays the purchase price plus an additional 5-7% depending on repayment date, plus dividends at a rate of 10% per annum. After 180 days following the closing, the Series B Preferred Stock are convertible into Common Stock at the lesser of (1) approximately $.96 per share which was the closing bid price at the time of the purchase or (2) 80% of the average of the three lowest closing bid prices of the Common Stock for the 20-day trading period prior to the conversion date. The Company also has the obligation to register the Common Stock underlying the warrants and, after 180 days, Common Stock underlying any redeemed Series B Preferred Stock. Series B Preferred Stock itself is not entitled to vote on any matters submitted to shareholders. For this transaction, an agent received a fee of 40 shares of Series B Preferred Stock and warrants to purchase 120,000 shares of Common Stock of the Company with an exercise price of $1.052 per share.

Amended Certificate of Incorporation

     Article V, Section 5.01(a) of the Company's Certificate of Incorporation presently reads as follows:

          The aggregate number of shares which the Company shall have authority to issue is Fifty-Five Million (55,000,000). Fifty Million (50,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Five Million (5,000,000) shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     If the amendment as proposed to the  stockholders  is approved,  Article V,
Section 5.01(a) of the Certificate of Incorporation will be amended to read as follows:

          The aggregate number of shares which the Company shall have authority to issue is One Hundred Ten Million (110,000,000). One Hundred Million (100,000,000) shares shall be designated "Common Stock" and shall have a par value of $0.0004. Ten Million (10,000,000) shares shall be designated "Preferred Stock" and shall have a par value of $0.0004. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     The foregoing proposed amendment to the Certificate of Incorporation was unanimously adopted by the Board of Directors on February 6, 2001, which directed that it would be submitted for stockholder approval at the Annual
Meeting. The amendment will not result in any changes to the issued and outstanding shares of the Company and will only affect the number of shares that may be issued by the Company. The terms of the shares of Common Stock before and after the proposed amendment will be the same, and the proposed amendment will not affect any stockholders' proportionate equity interest in the Company or the rights, preferences or privileges of any stockholder. If at any time the Board of Directors shall determine that additional authorized shares are necessary, the Certificate of Incorporation may be further amended, after receiving the required stockholder approval, to increase the number of authorized shares. Issuing additional shares has the effect of potential dilution to existing shareholders.

     If Proposal Two is adopted, the Company's authorized capital will increase and the Company will be subject to an increase in the Delaware Franchise Tax. However, the Company believes the increase in the number of authorized shares will not materially increase the Delaware Franchise Tax of the Company.

     The approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     The Board of Directors recommends a vote "FOR" the amendment of the Certificate of Incorporation. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

Directors and Executive Officers

     Identification of the Company's Directors and Executive Officers. The directors and executive officers of the Company, their ages, positions held, and duration as such, are as follows:



Name                            Position                        Age          Period

Fred W. Thompson                Chairman of the Board,
                                President, Chief
                                Executive Officer                58          December 1992 - present


Michael T. Schieber             Director                         61          December 1992 - present


H. Tate Holt*                   Director                         49          February 1996 - present


Jerome W. Carlson               Director                         64          May 1997 - present

Jessie J. Knight, Jr.           Director                         50          February 1999 - present

Roy T. Grant                    Director                         44          August 1999 - present

Stanton C. Lawson               Director, Senior Vice
                                President of Finance,
                                Chief Financial Officer          43          October 1999 - present


Randy Stratt                    Senior Vice President,
                                General Counsel and
                                Secretary                        44          November 1999 - present

Frederick R. Skillman, Jr.      Vice President,
                                Operations                       39          August 1995 - present


*Mr. Holt resigned as President of NewStar Ltd. effective November 30, 2000, and as a member of the Board of Directors effective at the 2001 Annual Meeting of Shareholders.

Background of Present Directors and Executive Officers

     Fred W. Thompson has served as Chairman of the Board, President and CEO since 1992. Up until October 1999, Mr. Thompson also served as Chief Financial Officer. Mr. Thompson has over 30 years of senior management experience in the telecommunications industry, including more than 20 years with AT&T Bell Labs, Western Electric Co. and the Long Lines Dept. As founder and Chief Executive Officer of Inter Exchange Consultants, Inc., Mr. Thompson was responsible for the successful management, design and engineering of the pioneering cellular telephone operations in major world markets, including New York, San Francisco, London and Tokyo. Mr. Thompson utilized his skills and experience in bringing new communications technologies to market by founding DBS Industries, Inc. and steering it through the FCC licensing process toward the operational phase. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

     Michael T. Schieber has served as a Director of the Company since December 1992. From 1987 to December 1992, Mr. Schieber was the Managing Partner of Amador Telecommunications and since 1990 has been a partner in Columbia Communications, both investors in nation-wide paging licenses. Mr. Schieber also holds minority interests in two Illinois cellular telephone licenses. He retired from the Department of Fisheries with the State of Washington in May 1993 where he had served as a civil engineer since 1984. He is also a retired Air Force Major and Command Pilot. Mr. Schieber received an MA degree in International Relations and Government from the University of Notre Dame, a BS in Engineering from the Air Force Academy, and a BA in Business from The Evergreen State College.

     H. Tate Holt, a Director appointed in February 1996, is serving as President and CEO of dvGarage. Previously, from June 1999 through November 2000, Mr. Holt served as President of NewStar, Ltd., a subsidiary of the Company. From July 1990 through May 1999, Mr. Holt was President of Holt & Associates, a management consulting firm assisting clients in developing and achieving growth targets, both domestically as well as internationally. From 1987 to 1990, Mr. Holt was a Senior Vice President at Automatic Data Processing, Inc., in Roseland, New Jersey and Santa Clara, California. Mr. Holt has over 25 years of experience in various senior sales, marketing and general management positions with IBM, Triad Systems, and ADP. Mr. Holt is a director of Onsite Energy and AremisSoft, companies registered under the Exchange Act of 1934. Mr. Holt holds an AB from Indiana University.

     Jerome W. Carlson, a Director appointed in May 1997, is currently President of Raljer, Inc., a management consulting firm, and has held that position since January 1995. Previously, from 1984 to 1995, Mr. Carlson was the Chief Financial Officer, Vice President of Finance and Corporate Secretary for Triad Systems Corporation in Livermore, California. Mr. Carlson has over twenty years experience in both finance and general management positions with Hewlett Packard. Since 1995 he has assisted a number of businesses in developing and achieving certain strategic and tactical goals in their industries. Mr. Carlson is a director of Valley Community Bank and Tri-Valley Business Council, as well as director and advisor for several private companies. He holds a BS degree from the University of California at Davis and an MBA from the Stanford Graduate School of Business.

     Jessie J. Knight, Jr., a Director appointed in February 1999, is President and Chief Executive Officer of the San Diego Regional Chamber of Commerce. He was a Commissioner of the California Public Utilities Commission from 1993 through December 1998. Appointed by former Governor Peter Wilson, he was one of five individuals responsible for economic and regulatory oversight of California's telecommunications, utility, trucking and rail industries. Before his appointment to the Commission, he was Executive Vice President of the San Francisco Chamber of Commerce, responsible for international operations, economic development and attracting businesses to San Francisco. He also served as Vice President, Marketing for the San Francisco Newspaper Agency, a publishing operation encompassing the San Francisco Chronicle and the San Francisco Examiner. Mr. Knight is a director of Blue Shield of California and serves on the board of directors of Avista, Inc. Mr. Knight holds a BA degree from St. Louis University and an MBA from the University of Wisconsin.

     Roy T. Grant has served as a Director since August 1999. Mr. Grant is presently Chief Financial Officer of Wayport, Inc. Previously from November 1996 through April 1999, Mr. Grant was employed by Iridium, LLC., most recently as Vice President and Chief Financial Officer. Subsequent to Mr. Grant's departure, Iridium, LLC filed for protection under the bankruptcy laws in 1999. Prior thereto, from 1992 to 1996, Mr. Grant served as Finance Director for Edison Mission Energy, the largest independent power developer in the United States. Mr. Grant also worked for Marriott Corporation and American Airlines in various financial functions. Mr. Grant is a director of e-tel Corporation and E-Trend Networks Mr. Grant holds a BS in Administration and Management Science, Mathematics and Economics from Carnegie Mellon University and an MBA in Finance from the University of Chicago.

     Stanton C. Lawson, a Director appointed in December 1999, has served as Senior Vice President of Finance since October 18, 1999. Mr. Lawson has over 17 years of experience in international environments as a financial professional. Most recently, Mr. Lawson worked for the Worldwide Information Systems Division of Autodesk, Inc., in San Rafael, CA, where he was responsible for budgeting, financial reporting and analysis, and contract management for the information systems division and for corporate human resources. He was employed by Olivetti from 1981 to 1990 managing the finance and accounting function of Olivetti's
Italian and U.S. divisions as an internal auditor, Controller and Finance Director. Mr. Lawson was Finance Director from 1990 to 1992 for Jackson
Publishing Group in Milan, Italy. From 1992 to 1994, he became Director of Finance for Francesco Cinzano, a world leader in the production of wines and spirits. He returned to the U.S. in 1994 to assume the position of President of Lawson's Resort in Dillon Beach, CA Mr. Lawson holds a BA degree in Business Economics and Italian Literature from U.C. Santa Barbara.

     Randy Stratt, Senior Vice President, General Counsel, joined the Company in November 1999. Mr. Stratt has over 20 years of high-tech in-house counsel and global business development experience with both public and private firms in the finance and high technology industries. Prior to joining the Company, Mr. Stratt was Director of Strategic Development and Communications with Dresdner RCM Global Investors, an international investment firm with over $65 billion of assets under management. From 1987 to 1993, Mr. Stratt was Senior Vice President and General Counsel of Spear Financial
Services, Inc., a California-based NASDAQ NMS financial services firm with traditional and on-line broker-dealer operations. Prior to that, Mr. Stratt was an executive with Source Telecomputing Corporation, one of the first on-line consumer services, which was eventually acquired by CompuServe and ultimately acquired by America On-line. Mr. Stratt is a licensed attorney in California and three other states. He holds a BA from Cornell University and received a JD from George Washington University law school and an MS in Information Systems from George Washington University Business School.

     Frederick R. Skillman, Jr., joined the Company in August 1995 and serves as Vice President, Operations for the Company. Mr. Skillman has been working in the utility and the communication industries for 16 years. Prior to joining the Company, Mr. Skillman was a Senior Electrical Engineer for Pacific Gas &
Electric Company, San Francisco, California, where he directed contract management, engineering and construction personnel. Mr. Skillman has extensive experience in product development and managing projects having international scope. Mr. Skillman holds a BS degree in Electrical Engineering from California Polytechnic State University and an MBA degree from the University of San Francisco.

Board of Directors

     The Board of Directors held five meetings during the year ending December 31, 2000. All current members of the Board of Directors attended more than 75% of all meetings, during their term of office.

Committees of the Board

     The Board has a Compensation Committee, an Audit Committee and a Nominating Committee.

     The Compensation Committee, consisting of Messrs. Schieber (Chairman), Carlson, Knight and Grant, administers our various stock option plans and approves compensation, remuneration and incentive arrangements for our officers of the Company. The Compensation Committee held two meetings in 2000.

     The primary functions of the Audit Committee, consisting of Messrs. Carlson (Chairman), Schieber and Grant, are to review the scope and results of audits by our independent auditors, our internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. The Audit Committee held three meetings in 2000.

     The Nominating Committee, consisting of Messrs. Knight (Chairman), Carlson and Thompson, assists the Board in the process of officer and director nominations. No meetings were held by the Nominating Committee in 2000.


                          REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. Such report is not deemed to be filed with the Securities Exchange Commission.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee has also considered whether the furnishing of non-audit related services by the independent accountants is compatible with maintaining the accountant's independence.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Exhibit "A" to this Proxy Statement.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                              AUDIT COMMITTEE

                                              Jerome W. Carlson
                                              Michael T. Schieber
                                              Roy T. Grant



Family Relationships

     There are no family relationships between any director and executive officer.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each employee of the Company or its subsidiaries who earned in excess of $100,000 for the year ended December 31, 2000.

     Columns regarding "Other Annual Compensation", "Restricted Stock Awards" and "Long-Term Incentive Plan (LTIP) Payouts" are excluded because no reportable payments were made to such executive officers for the relevant years.



                                            SUMMARY COMPENSATION TABLE

                                          Annual Compensation                      Long-Term Compensation
                                   --------------------------------------      ------------------------------
                                                                                          Securities
     Name and                                                                   Underlying         All Other
Principal Position                  Year       Salary(1)          Bonus          Options         Compensation


Fred W. Thompson                    2000        $250,000           - 0 -           - 0 -         $  7,386(2)
President, CEO                      1999        $215,000        $ 45,000        1,000,000        $ 16,761(3)
                                    1998        $180,000        $ 20,000            - 0 -        $245,663(4)

Stanton C. Lawson                   2000        $180,000           - 0 -           - 0 -         $  1,485(5)
Sr. Vice President                  1999        $ 37,500           - 0 -         180,000            - 0 -
Chief Financial Officer

Randy Stratt                        2000        $165,000           - 0 -           - 0 -         $  1,017(6)
Sr. Vice President                  1999        $ 24,433           - 0 -          160,000              - 0 -
General Counsel

Frederick R. Skillman, Jr           2000        $135,000           - 0 -            - 0 -        $  5,044(7)
Vice President                      1999        $120,415        $ 54,500          150,000        $  4,911(8)
Operations                          1998        $110,000           - 0 -            - 0 -           - 0 -

H. Tate Holt*                       2000        $189,102        $ 60,000(9)         - 0 -         $  4,500(10)
Former President                    1999        $100,000        $ 50,000          200,000            - 0 -
NewStar Ltd.

Gregory T. Leger*                   2000        $110,000           - 0 -            - 0 -        $155,978(11)
Former Executive VP Engineering     1999        $126,000        $ 20,000          125,000        $ 57,583(12)
                                    1998        $ 93,230        $ 20,000          125,000           - 0 -

*    Mr. Holt and Mr. Leger terminated their employment  effective  November 30,
     2000.

(1) In order to support the Company's financing efforts, executives elected to defer payment of salary earned in 2000 as follows: Mr. Thompson - $125,000; Mr. Lawson - $45,000; Mr. Stratt - $41,250; Mr. Skillman - $33,750; Mr.
     Holt - $89,102; Mr. Leger - $22,000.
(2) Includes payment of life insurance premium of $2,586 and payment of contribution to IRA Retirement Plan of $4,800.
(3) Includes payment of life insurance premium of $9,972 and payment of contribution to IRA Retirement Plan of $6,789.
(4) Represents $27,691 of pay in lieu of vacation, payment of $208,000 of compensation deferred in 1996 and 1997, and payment of life insurance premium of $9,972.
(5) Includes payment of life insurance premium of $360 and payment of contribution to IRA Retirement Plan of $1,125.

(6) Includes payment of life insurance premium of $284 and payment of contribution to IRA Retirement Plan of $733.
(7) Includes payment of life insurance premium of $244 and payment of contribution to IRA Retirement Plan of $4,800.
(8) Includes payment of life insurance premium of $244 and payment of contribution to IRA Retirement Plan of $4,667.
(9)  Mr. Holt deferred payment of $60,000 bonus earned during 2000.
(10) Represents payment of contribution to IRA Retirement Plan.
(11) Represents payment of French Pension of $3,506, relocation expenses of $20,234, payment of life insurance premium of $238, and $132,000 severance compensation in accordance with Mr. Leger's employment agreement. The relocation expenses of $20,234 and the $132,000 severance compensation was deferred for payment in 2001.
(12) Includes $51,000 housing/car allowance for overseas living assistance, payment of $5,259 French Pension, and payment of $1,324 life insurance premium.

Employment Agreements

         Mr. Thompson entered into an employment agreement with DBSI on April 18, 1996, effective January 1, 1996. His annual salary under the agreement was $180,000, and included Non-qualified stock options to purchase 312,500 shares of DBSI Common Stock. In October 1998, DBSI paid Mr. Thompson the amount of $208,000 related to his previously deferred compensation through December 31, 1997. Effective July 1, 1999, Mr. Thompson's employment agreement was extended until July 1, 2004. In connection with the extension, Mr. Thompson's annual salary was increased to $250,000, and he was granted Non-qualified options to purchase 1,000,000 shares of Common Stock at an exercise price of $1.3496 based on a formula. Options to purchase 250,000 shares of Common Stock vest immediately and the remaining options to purchase 750,000 shares of Common Stock vest in 250,000 increments beginning on January 1, 2000, and each year thereafter. If Mr. Thompson is terminated without cause during the term of his employment agreement, his salary shall continue for 12 months following termination so long as he does not compete with the Company. Upon such termination or in the event of a change of control, all options granted to Mr. Thompson in connection with his employment agreement shall vest immediately. We maintain a key person insurance policy on Mr. Thompson's life in the face amount of $2,000,000, and DBSI is the sole beneficiary of such policy.

         Effective October 18, 1999, DBSI entered into a three-year employment agreement with Mr. Stanton C. Lawson to serve as our Senior Vice President of Finance. Under the employment agreement, Mr. Lawson's annual salary is $180,000. Mr. Lawson also received a Non-qualified option to purchase 180,000 shares of Common Stock at an exercise price equal to $1.0952 per share based upon a formula. If Mr. Lawson is terminated without cause during the term of his employment agreement, his salary shall continue for 12 months following termination so long as he does not compete with the Company. Upon such termination, all options granted to Mr. Lawson in connection with his employment agreement shall vest immediately.

         Effective November 18, 1999, DBSI entered into a three-year employment agreement with Mr. Randy Stratt to serve as a Senior Vice President and our General Counsel. Under the employment agreement, Mr. Stratt's annual salary is $165,000. Mr. Stratt also received a Non-qualified option to purchase 160,000 shares of Common Stock at an exercise price equal to $1.0797 per share based upon a formula. If Mr. Stratt is terminated without cause during the term of his employment agreement, his salary shall continue for 12 months following termination so long as he does not compete with the Company. Upon such termination, all options granted to Mr. Stratt in connection with his employment agreement shall vest immediately.

         Effective July 28, 1999, DBSI entered into a one-year employment agreement with Mr. Frederick R. Skillman, Jr., to serve as our Vice President, Operations. Mr. Skillman's employment agreement was extended for one year effective July 28, 2000. Under the employment agreement, Mr. Skillman's annual salary is $135,000. He also received $13,500 upon the execution of the agreement and an additional $13,500 in November, 1999, as a bonus. Mr. Skillman also received a Non-qualified option to purchase 150,000 shares of Common Stock subject to vesting requirements at an exercise price equal to $.7573 per share based upon a formula. If Mr. Skillman is terminated without cause during the term of his employment agreement, he shall receive a lump sum cash payment of 12 months' salary following termination so long as he does not compete with the Company. Upon such termination, all options granted to Mr. Skillman in connection with his employment agreement shall vest immediately.

     Effective June 1, 1999, DBSI entered into a one-year employment agreement with Mr. H. Tate Holt to serve as President and Chief Executive Officer of NewStar, Ltd. In June 2000, Mr. Holt's employment agreement was continued on a month-to-month basis. Under the employment agreement, Mr. Holt's annual salary is $200,000. He also received $50,000 upon the execution of the agreement, as a bonus. Mr. Holt also received a Non-qualified option to purchase 200,000 shares of Common Stock subject to vesting requirements at an exercise price equal to $1.1019 per share based upon a formula. Upon termination without cause or in the event of a change of control, all options granted to Mr. Holt in connection with his employment agreement shall vest immediately. Mr. Holt resigned from the Company effective November 30, 2000.

     Effective March 1, 1998, DBSI entered into a three-year employment agreement with Mr. Gregory T. Leger to serve as Executive Vice President of Engineering. Under the employment agreement, Mr. Leger's annual salary was $120,000. He also received $20,000 upon the execution of the agreement and received an additional $20,000 in March 1999, as a bonus. Mr. Leger also received a Non-qualified option to purchase 125,000 shares of our Common Stock subject to vesting requirements. Effective July 1, 1999, Mr. Leger's employment agreement was extended until July 1, 2002. In connection with the extension, Mr. Leger's annual salary was increased to $132,000 and he was granted Non-qualified options to purchase 125,000 shares of Common Stock, subject to vesting, at an exercise price of $1.3496 based on a formula. If Mr. Leger is terminated without cause during the term of his employment agreement, his salary shall continue for 12 months following termination so long as he does not compete with the Company. Upon such termination, all options granted to Mr. Leger in connection with his employment agreement shall vest immediately. Mr. Leger resigned from the Company effective November 30, 2000.

Stock Purchase Plan

     The Company has established the 1999 Employee Stock Purchase Plan (the "1999 Plan"), which was approved by the stockholders in June 1999 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. Under the 1999 Plan, employees, including officers, who do not beneficially own stock and/or options totaling 5% or more of the voting power of the Company, will be eligible to participate. However, no participant may be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time the purchase right is granted) for each calendar year in which such purchase rights are outstanding under any other stock purchase plans. An aggregate of 50,000 shares of Common Stock of the Company were reserved for issuance under the 1999 Plan of which 17,295 were issued and outstanding as of December 31, 2000. Employees electing to participate in the 1999 Plan are allowed to deduct from 1% to 10% of their compensation to purchase shares of Common Stock. Twice a year, the employees' accumulated payroll deductions will be used to purchase shares of Common Stock at a price equal to 85% of the closing price of the Common Stock on either the first business day or last business day of the offering period, whichever is lower. The 1999 Plan is administered by the Board of Directors and its Compensation Committee. The 1999 Plan may be amended, suspended, or terminated by the Board, but may not increase the maximum number of shares issuable, increase the benefits accruing to participants, or modify the eligibility requirement under the 1999 Plan without stockholder approval.

Stock Options Plans

     The Company has established the 2000 Stock Option Plan (the "2000 Plan") that was approved by the stockholders in May 2000 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The 2000 Plan provides for the grant of up to 1,750,000 Non-Qualified and Incentive Stock Options. Under the 2000 Plan, officers, directors, consultants and employees of the Company are eligible for participation. The exercise price of any Incentive Stock Option granted under the 2000 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. The aggregate Fair Market Value
(determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the 2000 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 2000 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 2000 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 2000 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution. As of December 31, 2000, options to acquire 198,461 shares of Common Stock were issued and all remain outstanding.

     The Company has established the 1998 Stock Option Plan (the "1998 Plan") that was approved by the stockholders in May 1998 to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The 1998 Plan provides for the grant of up to 500,000 Non-Qualified and Incentive Stock Options. Under the 1998 Plan, officers, directors, consultants and employees of the Company are eligible for participation. The exercise price of any Incentive Stock Option granted under the 1998 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant. The aggregate Fair Market Value
(determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by an Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the 1998 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1998 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1998 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1998 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution. As of December 31, 2000, options to acquire 227,011 shares of Common Stock were issued, of which 183,261 remain outstanding.

         The Company previously established a 1996 Stock Option Plan (the "1996 Plan") to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in us. The 1996 Plan provided for the grant of up to 1,650,000 Non-Qualified and Incentive Stock Options of which 1,062,528 were issued. As of December 31, 2000, options to purchase 595,290 shares were outstanding. Under the 1996 Plan, officers, directors, consultants and employees of DBSI are eligible for participation. The exercise price of any Incentive Stock Option granted under the 1996 Plan may not be less than 100% of the fair market value of DBSI Common Stock on the date of grant. The aggregate Fair Market Value (determined as of the Grant Date) of the shares for which Incentive Stock Options may first become exercisable by Optionee during any calendar year under this Plan, together with that of shares subject to Incentive Stock Options first exercisable by such Optionee under any other of our plans, cannot exceed $100,000. Shares subject to options under the 1996 Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the 1996 Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The 1996 Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The 1996 Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. No option is transferable by the optionee other than by will or the laws of descent and distribution.

         The Company also previously developed three stock option plans to award certain employees, directors, and consultants with the opportunity to purchase the Company's Common Stock. Under our 1993 Incentive Stock Option Plan ("1993 ISO Plan") options to purchase up to 69,644 shares of Common Stock were issued to eligible employees. Under the Non-Qualified Stock Option Plan for Non-Employee Directors ("Director's Plan") options to purchase up to 48,750 shares of Common Stock were granted to non-employee directors. Under the Non-Qualified Stock Option Plan for Consultants ("Consultant's Plan") options to purchase up to 14,625 shares of Common Stock were granted to certain consultants. As of December 31, 2000, options to acquire 24,875, 42,500, and

14,625 shares of Common Stock were outstanding under the 1993 ISO Plan, Director's Plan and Consultant's Plan, respectively.

         From the Company's inception through December 31, 2000, 2,972,500 Non-qualified Stock Options have been issued to employees to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. As of December 31, 2000, 2,902,500 remain issued and outstanding

         The table regarding "Options Grants in the Fiscal Year Ended December 31, 2000" is excluded because no options were granted to such executive officers for the relevant year.

          The following table shows for the fiscal year ended December 31, 2000, certain information regarding options exercised by and held at year-end by the executive officers of the Company named in the Summary Compensation Table under "Executive Compensation".


                   Aggregated Option/SAR Exercises in Last FY
                          And FY-End Individual Values

                                                                                                       Value of Unexercised
                                                                           Number of Securities            In-the-Money
                                                                          Underlying Unexercised          Option/SARs at
                                                                          Options/SARs at FY-End            FY-End(1)
                                     Shares                                         #                            $
                                   Acquired on                                 Exercisable/                 Exercisable/
             Name                  Exercise (#)     Value Realized ($)        Unexercisable                Unexercisable
- -------------------------------- ---------------- ---------------------   ----------------------       ----------------------

Fred W. Thompson,                     6,875               $3,032              997,500/500,000                   $0/$0
President, CEO
                                                                              120,000/60,000                    $0/$0
Stanton C. Lawson                     - 0 -                - 0 -
Sr. Vice President
Chief Financial Officer

Randy Stratt                                                                  106,666/53,334
Sr. Vice President                    - 0 -                - 0 -                                                $0/$0
General Counsel

Frederick R. Skillman, Jr.            - 0 -                - 0 -              275,000/25,000
Vice President-Operations                                                                                       $0/$0

H. Tate Holt                          - 0 -                - 0 -              270,570/-0-                       $0/$0
Former President, NewStar Ltd.

Gregory T. Leger,                     - 0 -                - 0 -              220,000/-0-                       $0/$0
Former Executive VP Engineering


(1) The value of unexercised in-the-money stock options is based on a per share price of $.375 as quoted on the OTC Bulletin Board on December 31, 2000.

Compensation of Directors

         On September 1, 1999, our Board of Directors adopted a directors' compensation plan. Under the compensation plan, each non-employee director shall receive an annual retainer of $12,000 plus a fee of $1,000 and reasonable travel expenses for attendance at each Board meeting. Each committee chairman shall receive $2,500 annually for each year of service as committee chairman, and each committee member shall receive $500 for attendance at each committee meeting. In lieu of cash compensation, non-employee directors may elect to receive either the Company's Common Stock or stock options to purchase Common Stock, the value of which under either election, shall not exceed $20,000 annually. If either Common Stock or stock options are elected, the price will be determined by the average closing price for the five trading days of the Common Stock at the beginning of a six-month period ending either June 30 or December 31. Further, with respect to stock options elected as compensation, the cash equivalent number of stock options will be determined based upon a number of factors, including but not limited to, vesting periods, estimated growth rates and risk-free rates.

         In addition, each non-employee director shall receive an annual grant of non-qualified options to purchase 10,000 shares of Common Stock in accordance with the 2000 Plan. The exercise price shall be determined by the closing price of the Common Stock of the five trading days up to and including the date of the Annual Stockholders Meeting, subject to discounting pursuant to a formula adopted by the Board. These options shall vest one year from date of grant. Further, upon either the first-time appointment or election to the Board, a new non-employee director shall receive options to acquire 10,000 shares of Common Stock, the exercise price of which will be determined by a formula adopted by the Board. These options shall vest immediately.

         In 2000, Michael T. Schieber was awarded options to purchase 10,000 shares of Common Stock at $1.1953 per share, options to purchase 5,625 shares of Common Stock at $2.5875 per share, and options to purchase 7,591shares of Common Stock at $1.5687 per share; Jerome W. Carlson was awarded options to purchase 10,000 shares of Common Stock at $1.1953 per share, options to purchase 6,137 shares of Common Stock at $2.5875 per share, and options to purchase 6,748 shares of Common Stock at $1.5687 per share; Jessie J. Knight, Jr., was awarded options to purchase 10,000 shares of Common Stock at $1.1953 per share, options to purchase 4,347 shares of Common Stock at $2.5875, and options to purchase 8,013 shares of Common Stock at $1,5687 per share; and Roy T. Grant was awarded options to purchase 10,000 shares of Common Stock at $1.1953 per share and 10,047 shares of Common Stock.

         The directors' compensation plan was prepared following a report by an independent compensation firm. It was recommended by the compensation committee and adopted by the Board.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of copies of such forms received by it, or on written representations from certain reporting persons that no other filings were required for such persons, the Company believes that, during the year ended December 31, 2000, its executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Principal Stockholders

         The following table sets forth certain information as of March 15, 2001, with respect to the beneficial ownership of the Company's Common Stock for
(i) each director, (ii) all directors and officers of the Company as a group, and (iii) each person known to the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock.


              Name and Address of                          Beneficially and
               Beneficial Owner                            Record Owned (1)                   Percent of Class
- ------------------------------------------------- ------------------------------------ --------------------------------
Fred W. Thompson                                             1,657,817 (2)                          7.9%
100 Shoreline Highway, Suite 190A
Mill Valley, CA  94941
- ------------------------------------------------- ------------------------------------ --------------------------------
Stanton C. Lawson                                             177,648 (3)                             *
- ------------------------------------------------- ------------------------------------ --------------------------------
Michael T. Schieber                                           386,096 (4)                           1.9%
- ------------------------------------------------- ------------------------------------ --------------------------------
H. Tate Holt                                                  297,302 (5)                           1.5%
- ------------------------------------------------- ------------------------------------ --------------------------------
Jerome W. Carlson                                             149,776 (6)                             *
- ------------------------------------------------- ------------------------------------ --------------------------------
Jessie J. Knight, Jr.                                          86,520 (7)                             *
- ------------------------------------------------- ------------------------------------ --------------------------------
Roy T. Grant                                                   46,303 (8)                             *
- ------------------------------------------------- ------------------------------------ --------------------------------
Officers and Directors as a Group                           3,273,128                             14.7%
(9 Persons)
- ------------------------------------------------- ------------------------------------ --------------------------------
Astoria Capital Partners, L.P.                              1,000,000                              7.5%
6600 Southwest 92nd St., Suite 370
Portland, Oregon  97223
- ------------------------------------------------- ------------------------------------ --------------------------------
Eurockot Launch Services GMBH                               1,333,334                              6.8%
Hunefeldstrasse 1-5
D-28199 Bremen, Germany
- ------------------------------------------------- ------------------------------------ --------------------------------

*    Less than 1%.

(1) The persons named in the table have sole voting or investment power with respect to all of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Includes (i) 31,593 shares of Common Stock held by Mr. Thompson; (ii) 274,558 shares of Common Stock held in Thompson 1996 Revocable Trust; and
     (iii) options to purchase 312,500 shares of Common Stock at $0.531 per share expiring January 1, 2006, 185,000 shares of Common Stock exercisable at $0.584 per share and expiring December 31, 2002, 750,000 shares of Common Stock exercisable at $1.3496 per share expiring September 1, 2009, and 104,166 shares of Common Stock exercisable at $0.49 per share expiring February 6, 2011.

(3) Includes (i) 20,148 shares of Common Stock held by Mr. Lawson; and (ii) options to purchase 120,000 shares of Common Stock exercisable at $1.0952 per share expiring October 7, 2009, and 37,500 shares of Common Stock exercisable at $0.49 per share expiring February 6, 2011.

(4) Includes (i) 223,125 shares of Common Stock held jointly with spouse, Arlene Schieber, (ii) 7,505 shares of Common Stock held solely by Mr. Schieber, (iii) 4,075 shares of Common Stock held solely by Ms. Schieber, of which shares Mr. Schieber disclaims beneficial ownership, and (iv) options to purchase 13,750, 12,534 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire on February 15, 2005, February 15, 2006 and April 30, 2006, respectively, 27,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, 22,500 shares of Common Stock exercisable at $2.1875 per share which expire on May 12, 2008, 4,391 shares of Common Stock exercisable at $2.8625 per share expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 5,625 shares of Common Stock exercisable at $2.5875 per share expiring June 30, 2010, and 7,591 shares of Common Stock exercisable at $1.5687 expiring December 31, 2010.

(5)  Includes (i) 26,732  shares of Common  Stock held solely by Mr.  Holt,  and
     (ii) options to purchase 3,904 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire December 15, 2006 and April 30, 2006, respectively, 10,416 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, 18,750 shares of Common Stock exercisable at $2.1875 per share which expire May 12, 2008, and 200,000 shares of Common Stock exercisable at $1.1019 expiring September 1, 2009.

(6) Includes (i) 85,000 shares of Common Stock held by Mr. Carlson, and (ii) options to purchase 37,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008, 4,391 shares of Common Stock exercisable at $2.8625 per share expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 6,137 shares of Common Stock exercisable at $2.5875 expiring June 30, 2010, and 6,748 shares of Common Stock exercisable at $1.5687 per share expiring December 31, 2010.

(7) Options to purchase 37,500 shares of Common Stock exercisable at $5.50 per share which expire February 19, 2009, 12,500 shares of Common Stock exercisable at $2.8125 per share expiring August 25, 2009, 4,160 shares of Common Stock exercisable at $2.8625 expiring December 31, 2009, 10,000 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, 10,000 shares of Common Stock exercisable at $1.1953 per share expiring May 22, 2010, 4,347 shares of Common Stock exercisable at $2.5875 expiring June 30, 2010, and 8,013 shares of Common Stock exercisable at $1.5687 per share expiring December 31, 2010.

(8) Includes (i) 14,734 shares of Common Stock held by Mr. Grant, and (ii) options to purchase 10,000 shares of Common Stock at $0.3897 per share expiring September 1, 2009, 3,236 shares of Common Stock exercisable at $2.8625 which expire December 31, 2009, 8,333 shares of Common Stock exercisable at $0.7235 per share expiring September 1, 2009, and 10,000 shares of Common Stock exercisable at $1.1953 per share expiring December 31, 2010.

OTHER MATTERS

         Relationship With Independent Accountants. PricewaterhouseCoopers LLP has served as the Company's independent accountant since August 1994. The
Company has had no disagreements with the accountants on accounting and financial disclosures. For the calendar year 2001, the Board of Directors expects to retain PricewaterhouseCoopers but may seek competitive bids for its annual audit. A representative of PricewaterhouseCoopers may be present at the 2001 Annual Meeting of Stockholders and, if present, will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions from stockholders.

         Audit fees. The aggregate fees paid for the annual audit and/or the review of DBSI's financial statements included in DBSI's Form 10-KSB for the year ended December, 31, 2000, amounted to approximately $93,755.

         Financial Information Systems Design and Implementation Fees. During the year ended December 31, 2000, DBSI paid no fees to PricewaterhouseCoopers related to the design or implementation of a hardware or software system to compile source data underlying DBSI's financial statements or generate information significant to DBSI's financial statements.

         All Other Fees. The aggregate fees paid for other non-audit services, including fees for tax related services, rendered by PricewaterhouseCoopers during DBSI's most recent fiscal year ended December 31, 2000, amounted to approximately $ 48,980.

         Other Matters. The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters should properly be presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the Proxy.

         Shareholder Proposals. Proposals to be presented by stockholders and to be included in the Company's Proxy Statement and Proxy for its 2002 Annual Meeting must be received by the Company's Secretary at 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, not less than 60 days nor more than 90 days prior to the 2002 Annual Meeting date.

         If notice of a proposal intended to be presented by stockholders at the 2002 Annual Meeting is received by the Company's Secretary no less than 60 days nor more than 90 days prior to the 2002 Annual Meeting, and if the proxy holders wish to maintain their discretionary authority to vote on any such proposal, then the Company must set forth in its Proxy Statement the nature of the matter to which the proposal relates and how the proxy holders intend to exercise their discretion to vote on the matter. If any such proposals are not received on or before 60 days prior to the meeting date, such proposal will not be included in the Company's Proxy Statement and the proxy holders shall use discretionary authority in voting. Furthermore, pursuant to the Company's Bylaws, any stockholder proposal that is not delivered to the Company's Secretary within 10 business days following the day on which Notice of the 2002 Annual Meeting is mailed or publicly announced, will not be allowed to be presented at the Meeting.

         Additional Information. A copy of Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, containing the Company's 2000 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Upon receipt of a written request, the Company will furnish to any stockholder, without charge, an additional copy of the Company's 2000 Form 10-KSB. The Company's Form 10-KSB is also hereby incorporated by reference into this Proxy document. Stockholders should direct any request to DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, California 94941, Attention: Secretary. The Company's Form 10-KSB may also be accessed on the Internet at http://www.dbsindustries.com.

                                       DBS Industries, Inc.

                                       By Order of the Board of Directors




                                       Fred W. Thompson
                                       Chairman and President
                                       Mill Valley, California
April 23, 2001

                                   EXHIBIT "A"


                              DBS INDUSTRIES, INC.

                         CHARTER OF THE AUDIT COMMITTEE


The Board of Directors shall maintain an Audit Committee, a majority of the members of which shall be independent directors, and shall not include the Company's chief accounting or chief financial officer. Committee Members shall be appointed annually at the organizational meeting of the Board following the annual shareholders' meeting. The Audit Committee Chairman shall be elected by the Committee at its first meeting following the annual organizational meeting, and shall serve until his successor shall be elected and duly appointed.

Functions

The functions of the Committee shall include the following:

o    To review the scope of the annual audit;

o To review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company;

o    To review with the independent auditors their final report;

o To review with management and independent auditors overall accounting and financial controls;

o    To  be  available  to  the   independent   auditors  during  the  year  for
     consultation purposes; and

o To review potential conflicts of interest with regard to related party transactions.


Access to Information

The Committee shall have access, at its request, to any of the books, records and personnel of the Company and its subsidiaries.

DBS Industries, Inc.
100 Shoreline Highway, Suite 190A
Mill Valley, California  94941


                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS



         The undersigned hereby appoints Fred W. Thompson and Randy Stratt, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of DBS Industries, Inc. ("DBSI"), held of record by the undersigned on April 10, 2001, at the Annual Meeting of Stockholders, to be held on June 5, 2001, at 2:00 p.m. (PDT), at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any and all adjournments thereof.

1. Election of Directors to serve until the Annual Meeting of Stockholders for the Year 2004:

       FOR      Michael T. Schieber       ____     WITHHOLD AUTHORITY  ____

2.   Approval of Amendment to the Certificate of Incorporation.

       FOR ____               AGAINST ____              ABSTAIN  ____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

       This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominee and FOR Proposal Two.

     Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or other authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.



                                                     ---------------------------
                                                     Name (Print)

                                                     ---------------------------
                                                     Name (Print)(if held
                                                     jointly)


Dated:                                               ---------------------------
                                                     Signature (Print)


                                                     ---------------------------
                                                     Signature (if held jointly)


                                                     Address:
                                                     City, State, Zip:


       I will ____ attend the meeting.
       Number of persons to attend ____. I will not ____ attend the meeting.


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.